EXHIBIT 99.1

Star Gas Partners, L.P. Reports Fiscal 2015 Second Quarter Results

STAMFORD, Conn., May 6, 2015 (GLOBE NEWSWIRE) -- Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for its fiscal 2015 second quarter and the six-month period ended March 31, 2015.

Three Months Ended March 31, 2015 Compared to Three Months Ended March 31, 2014

For the fiscal 2015 second quarter, Star reported a 14.6 percent decrease in total revenue to $762.3 million, compared with $892.2 million in the prior-year period, as an increase in total volume of 14.0 percent, higher per gallon gross profit margins, and additional installation and service revenue from acquisitions were more than offset by the impact on selling prices of a 36.5 percent decline in wholesale product costs.

Home heating oil and propane volume for the fiscal 2015 second quarter increased by 21.9 million gallons, or 11.6 percent, versus the fiscal 2014 second quarter, to 209.8 million gallons, as colder temperatures and the additional volume provided by acquisitions more than offset the impact of net customer attrition in the base business for the twelve months ended March 31, 2015. Temperatures in Star's geographic areas of operation for the fiscal 2015 second quarter were 5.8 percent colder than the fiscal 2014 second quarter and 18.9 percent colder than normal, as reported by the National Oceanic and Atmospheric Administration.

During the fiscal 2015 second quarter, net income increased by $23.5 million to $75.7 million due to the impact of colder weather, higher home heating oil and propane per gallon margins, acquisitions, and a favorable change in the fair value of derivative instruments of $16.7 million.

Adjusted EBITDA increased by $24.7 million, or 24.0 percent, to $127.7 million during the fiscal 2015 second quarter, as the impact of higher home heating oil and propane per gallon margins, acquisitions, and 5.8 percent colder temperatures more than offset increases in operating and service costs (largely attributable to the additional volume and numerous snow storms experienced during the three months ended March 31, 2015) and the volume decline in the base business attributable to net customer attrition for the twelve months ended March 31, 2015.

"Star Gas clearly benefitted from colder temperatures and strong operating performance during the second quarter," said Steve Goldman, Star Gas Partners' Chief Executive Officer. "We were able, once again, to grow EBITDA and keep attrition levels low while executing a business plan to expand our geographic footprint and increase our propane operations. This included the purchase, in January, of a propane dealer in Georgia that added some 3,300 accounts to the Partnership.

"Given our solid financial results and the outlook going forward, we were pleased to increase the distribution for unit holders to a $0.38 annualized rate. Star Gas remains dedicated to providing our customers with the best service possible across multiple areas and believe that our recent performance – in good weather and bad – validates our operating principles and strategic objectives. This season tested our employees due to frigid temperatures and a prodigious amount of snowfall, and we're very proud of how well they performed. With the winter behind us, we can concentrate on numerous warm-weather initiatives that will position us well for future quarters."

Six Months Ended March 31, 2015 Compared to Six Months Ended March 31, 2014

For the six months ended March 31, 2015, Star reported a 10.7 percent decrease in total revenue to $1.3 billion, versus $1.4 billion in the prior-year period, as an increase in total volume of 13.4 percent and higher per gallon gross profit margins, along with additional installation and service revenue from acquisitions, were more than offset by the impact on selling prices of a 31.8 percent decline in wholesale product costs.

Home heating oil and propane volume for the first half of fiscal 2015 increased by 25.7 million gallons, or 8.8 percent, to 317.3 million gallons, as colder temperatures and the additional volume provided by acquisitions more than offset the impact of net customer attrition in the base business for the twelve months ended March 31, 2015. Temperatures in Star's geographic areas of operation for the first half of fiscal 2015 were 1.6 percent colder than the prior-year's comparable period and 8.5 percent colder than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income increased by $19.7 million to $91.2 million due to the impact of colder weather, higher per gallon home heating oil and propane margins, and acquisitions.

Adjusted EBITDA increased by $34.1 million, or 24.6 percent, to $172.9 million, as the impact of higher home heating oil and propane per gallon margins, acquisitions, and 1.6 percent colder temperatures more than offset higher operating and service costs (largely attributable to the colder temperatures and numerous snow storms experienced during the three months ended March 31, 2015) and the volume decline in the base business attributable to net customer attrition for the twelve months ended March 31, 2015.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners;
  our operating performance and return on invested capital as compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies and each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, should not be considered in isolation and should be viewed in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER: Star Gas management will host a conference call and webcast tomorrow, May 7, 2015, at 11:00 a.m. Eastern Time. The conference call dial-in number is 888-243-4451 or 412-542-4135 (for international callers). A webcast is also available at www.star-gas.com/events.cfm and at www.vcall.com

About Star Gas Partners, L.P.

Star Gas Partners, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Partnership also services and sells heating and air conditioning equipment to its home heating oil and propane customers and to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Partnership provides home security and plumbing services primarily to its home heating oil and propane customer base. Star also sells diesel fuel, gasoline and home heating oil on a delivery only basis. Star is the nation's largest retail distributor of home heating oil, based upon sales volume, operating throughout the Northeast and Mid-Atlantic. Additional information is available by obtaining the Partnership's SEC filings at www.sec.gov and by visiting Star's website at www.star-gas.com, where unit holders may request a hard copy of Star's complete audited financial statements free of charge.

Forward Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2014 and under the heading "Risk Factors" in our Quarterly Report on Form 10-Q (the "Form 10-Q") for the fiscal Quarter ended March 31, 2015. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q and Form 10-K. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
(in thousands)	2015	2014
	(unaudited)

ASSETS
Current assets
Cash and cash equivalents	$ 37,127	$ 48,999
Receivables, net of allowance of $10,015 and $9,220, respectively	265,257	123,800
Inventories	50,738	59,240
Fair asset value of derivative instruments	569	2,342
Current deferred tax assets, net	38,160	38,141
Prepaid expenses and other current assets	24,800	23,943
Total current assets	416,651	296,465

Property and equipment, net	65,701	67,419
Goodwill	209,403	209,331
Intangibles, net	95,429	100,783
Deferred charges and other assets, net	11,237	11,109
Total assets	$ 798,421	$ 685,107

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$ 27,029	$ 21,644
Fair liability value of derivative instruments	7,650	12,358
Accrued expenses and other current liabilities	162,122	102,934
Unearned service contract revenue	50,046	43,901
Customer credit balances	30,333	72,595
Total current liabilities	277,180	253,432

Long-term debt	124,632	124,572
Long-term deferred tax liabilities, net	33,436	25,181
Other long-term liabilities	8,918	8,677

Partners' capital
Common unitholders	376,978	296,968
General partner	240	(105)
Accumulated other comprehensive loss, net of taxes	(22,963)	(23,618)
Total partners' capital	354,255	273,245
Total liabilities and partners' capital	$ 798,421	$ 685,107

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands, except per unit data - unaudited)	2015	2014	2015	2014

Sales:
Product	$ 706,004	$ 839,953	$ 1,141,016	$ 1,303,340
Installations and services	56,305	52,288	120,510	109,511
Total sales	762,309	892,241	1,261,526	1,412,851
Cost and expenses:
Cost of product	462,815	639,564	772,064	998,141
Cost of installations and services	60,362	53,032	121,045	106,475
(Increase) decrease in the fair value of derivative instruments	(12,631)	4,105	(4,341)	(1,353)
Delivery and branch expenses	106,107	92,428	184,941	160,828
Depreciation and amortization expenses	6,217	4,917	12,375	9,276
General and administrative expenses	6,861	6,449	12,917	11,855
Finance charge income	(1,517)	(2,207)	(2,343)	(3,211)
Operating income	134,095	93,953	164,868	130,840
Interest expense, net	(3,816)	(4,274)	(7,276)	(7,897)
Amortization of debt issuance costs	(403)	(390)	(803)	(811)
Income before income taxes	129,876	89,289	156,789	122,132
Income tax expense	54,189	37,073	65,548	50,628
Net income	$ 75,687	$ 52,216	$ 91,241	$ 71,504
General Partner's interest in net income	428	294	516	403
Limited Partners' interest in net income	$ 75,259	$ 51,922	$ 90,725	$ 71,101

Per unit data (Basic and Diluted):
Net income available to limited partners	$ 1.31	$ 0.90	$ 1.58	$ 1.24
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	0.23	0.15	0.27	0.21
Limited Partner's interest in net income under FASB ASC 260-10-45-60	$ 1.08	$ 0.75	$ 1.31	$ 1.03

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	57,282	57,468	57,288	57,490

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2015	2014

Net income	$ 75,687	$ 52,216
Plus:
Income tax expense	54,189	37,073
Amortization of debt issuance cost	403	390
Interest expense, net	3,816	4,274
Depreciation and amortization	6,217	4,917
EBITDA	140,312	98,870

(Increase) / decrease in the fair value of derivative instruments	(12,631)	4,105
Adjusted EBITDA	127,681	102,975

Add / (subtract)
Income tax expense	(54,189)	(37,073)
Interest expense, net	(3,816)	(4,274)
Provision for losses on accounts receivable	3,331	3,682
Increase in accounts receivables	(87,368)	(132,409)
Decrease in inventories	17,214	29,286
Decrease in customer credit balances	(36,447)	(32,306)
Change in deferred taxes	7,546	4,858
Change in other operating assets and liabilities	43,068	36,700
Net cash provided by (used in) operating activities	$ 17,020	$ (28,561)

Net cash used in investing activities	$ (2,902)	$ (99,929)

Net cash provided by (used in) financing activities	$ (5,097)	$ 58,211

Home heating oil and propane gallons sold	209,800	187,900
Other petroleum products	26,800	19,600
Total all products	236,600	207,500

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2015	2014

Net income	$ 91,241	$ 71,504
Plus:
Income tax expense	65,548	50,628
Amortization of debt issuance cost	803	811
Interest expense, net	7,276	7,897
Depreciation and amortization	12,375	9,276
EBITDA	177,243	140,116

(Increase) / decrease in the fair value of derivative instruments	(4,341)	(1,353)
Adjusted EBITDA	172,902	138,763

Add / (subtract)
Income tax expense	(65,548)	(50,628)
Interest expense, net	(7,276)	(7,897)
Provision for losses on accounts receivable	3,567	4,478
Increase in accounts receivables	(145,609)	(240,013)
Decrease in inventories	8,581	13,146
Decrease in customer credit balances	(42,309)	(52,425)
Change in deferred taxes	7,776	8,190
Change in other operating assets and liabilities	71,516	64,686
Net cash provided by (used in) operating activities	$ 3,600	$ (121,700)

Net cash used in investing activities	$ (4,586)	$ (102,850)

Net cash provided by (used in) financing activities	$ (10,886)	$ 152,448

Home heating oil and propane gallons sold	317,300	291,600
Other petroleum products	52,700	34,600
Total all products	370,000	326,200
CONTACT: Star Gas Partners
         Investor Relations
         203/328-7310

         Chris Witty
         Darrow Associates
         646/438-9385 or cwitty@darrowir.com